Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 2, 2006 relating to the consolidated financial statements and financial statement schedules of Highland Financial Trust, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
October 31, 2006